UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2022

STANDARD MOTOR PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York	001-04743	11-1362020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employee Identification Number)

37-18 Northern Boulevard, Long Island City, New York 11101
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  718-392-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $2.00 per share	SMP	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(b), (d).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2022, Lawrence I. Sills, Chairman, and William H. Turner, Presiding Independent Director, announced that they will each assume the role of Director Emeritus of the Board of Directors of Standard Motor Products, Inc. (the “Company”) at the end of their current term of office on May 18, 2023. Additionally, the Board increased the size of the Board from nine to ten members and appointed James J. Burke, the Company’s Chief Operating Officer, as a new director to the Board, effective as of December 15, 2022.

Mr. Burke will serve until the next election of directors at the Company’s 2023 annual meeting of shareholders. The Board has determined that Mr. Burke does not presently satisfy the criteria established by the New York Stock Exchange and the Securities and Exchange Commission for independent board members. Accordingly, he will not be appointed to any committees of the Board at this time. As an executive officer of the Company, Mr. Burke is not presently eligible to receive any compensation for his services as a director of the Company.

Except for the Severance Compensation Agreement as described in the section titled “Severance and Change of Control Arrangements” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities Exchange Commission on April 19, 2022, there are no other transactions that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Burke was not selected for the appointment disclosed in this Item 5.02 pursuant to any arrangement or understanding that he had with any other person.

Pursuant to a planned succession process, and effective as of May 18, 2023, (a) Eric P. Sills, Director, Chief Executive Officer & President, will be appointed Chairman of the Board; (b) Alisa C. Norris, Director, will be appointed Presiding Independent Director of the Board, and will resign as Chair of the Compensation and Management Development Committee (the “Compensation Committee”); (c) Dr. Pamela S. Puryear, Director, will be appointed Chair of the Compensation Committee; (d) Lawrence I. Sills and William H. Turner will each assume the role of Director Emeritus, as described above; and (e) the size of the Board shall decrease from ten to eight members.

On December 21, 2022, the Company issued a press release announcing the changes to its Board described above. A copy of such press release is furnished as Exhibit 99.1 hereto.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 15, 2022, the Board of Directors of the Company approved an amendment to Section 7 of the Company’s Restated By-Laws, effective immediately, to add an advance notice provision, which establishes timing, information and procedural requirements for shareholders seeking to submit a director nomination at any annual or special meeting of shareholders. At an annual meeting of shareholders, in addition to certain informational requirements, the advance notice provision requires a nominating shareholder to submit advance notice of a director nomination to the Company’s corporate secretary not later than 90 days, nor earlier than 120 days, prior to the anniversary date of the immediately preceding annual meeting of shareholders. In the case of a special meeting of shareholders, or if the annual meeting is called for a date that is not within 30 days before or 60 days after the anniversary date of the immediately preceding annual meeting, then such notice must be provided not later than the 10th day following the day on which notice of the date of the annual or special meeting was mailed or public disclosure of the date of the annual or special meeting was made, whichever first occurs.

A copy of the Restated By-Laws of the Company is included as Exhibit 3.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Restated By-Laws of Standard Motor Products, Inc.

99.1	Press release dated December 21, 2022 announcing changes to its Board.

104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MOTOR PRODUCTS, INC.

	By:	/s/ Nathan R. Iles
Nathan R. Iles
Chief Financial Officer

Date: December 21, 2022

Exhibit Index

Exhibit No.	Description

3.1	Restated By-Laws of Standard Motor Products, Inc.

99.1	Press release dated December 21, 2022 announcing changes to its Board.

104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.